Exhibit 99.1

CONSENT OF ENTREPRENEUR SHARES VALUATION SERVICES

Board of Directors

GSR III Acquisition Corp.

5900 Balcones Drive, Suite 100

Austin Texas 78731

Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 8, 2025, to the Board of Directors of GSR III Acquisition Corp. (“GSR III”) as Annex E to, and reference to such opinion letter in, the proxy statement/prospectus relating to the proposed transaction involving GSR III and Terra Innovatum s.r.l., which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Terra Innovatum Global s.r.l. (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Entrepreneur Shares Valuation Services

ENTREPRENEUR SHARES VALUATION SERVICES

May 14, 2025